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EXHIBIT 10.11

                      FIRST FEDERAL SAVINGS BANK OF AMERICA

                           INCENTIVE AWARD AND SALARY
                                  DEFERRAL PLAN

                           (EFFECTIVE JANUARY 1, 1998)

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                      FIRST FEDERAL SAVINGS BANK OF AMERICA
                    INCENTIVE AWARD AND SALARY DEFERRAL PLAN

                                TABLE OF CONTENTS

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                                       ARTICLE I
                                    PURPOSE OF PLAN

SECTION 1.1       PURPOSE.......................................................    1

                                       ARTICLE II
                                      DEFINITIONS

SECTION 2.1       DEFINITIONS...................................................    1

                                      ARTICLE III
                             ELIGIBILITY AND PARTICIPATION

SECTION 3.1       ELIGIBILITY...................................................    3

SECTION 3.2       ELECTION TO PARTICIPATE.......................................    3

                                       ARTICLE IV
                            MAINTENANCE OF DEFERRAL ACCOUNTS

SECTION 4.1       DEFERRAL ACCOUNTS.............................................    4

                                       ARTICLE V
                                      DISTRIBUTION

SECTION 5.1       DISTRIBUTIONS.................................................    5

                                       ARTICLE VI
                                    CLAIMS PROCEDURE

SECTION 6.1       CLAIMS REVIEWER...............................................    8

SECTION 6.2       CLAIMS PROCEDURE..............................................    9

                                      ARTICLE VII
                               AMENDMENT AND TERMINATION

SECTION 7.1       AMENDMENT OF THE PLAN.........................................   10

SECTION 7.2       TERMINATION OF THE PLAN.......................................   10
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                                      ARTICLE VIII
                               AMENDMENT AND TERMINATION

SECTION 8.1       UNFUNDED, UNSECURED PROMISE TO MAKE PAYMENTS IN THE FUTURE....   10

SECTION 8.2       PLAN ADMINISTRATOR............................................   11

SECTION 8.3       EXPENSES......................................................   11

SECTION 8.4       STATEMENTS....................................................   11

SECTION 8.5       RIGHTS OF PARTICIPANTS AND BENEFICIARIES......................   11

SECTION 8.6       INCOMPETENT INDIVIDUALS.......................................   12

SECTION 8.7       SALE, MERGER, OR CONSOLIDATION OF THE BANK....................   12

SECTION 8.8       LOCATION OF PARTICIPANTS......................................   12

SECTION 8.9       LIABILITY OF THE BANK.........................................   13

SECTION 8.10      GOVERNING LAW.................................................   13

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                                    ARTICLE I
                               PURPOSE OF THE PLAN

SECTION 1.1       PURPOSE.

         The purpose of the First Federal Savings Bank of America Incentive Award and Salary Deferral Plan is to provide Eligible Individuals with the opportunity to defer the receipt of Awards granted to them under the Incentive Plan and/or to defer the receipt of Compensation, to a specified time in the future.

                                   ARTICLE II
                                   DEFINITIONS

SECTION 2.1       DEFINITIONS.

         When used herein, the following words and phrases shall have the meaning set forth below:

         (a) "AFFILIATE" means any "parent corporation" or any "subsidiary corporation" of the Bank, as such terms are defined in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended.

         (b)      "APPLICABLE PERIOD OF SERVICE" means:

                  (i) with respect to Awards, the 12-consecutive month period ending on the date on which the Eligible Individual becomes entitled to receive an Award under the terms of the Incentive Plan; and

                  (ii) with respect to the deferral of Compensation, the calendar year.

         (c)      "AWARD" means a "Stock Award" granted under the Incentive
                  Plan.

         (d) "BANK" means First Federal Savings Bank of America, Fall River, Massachusetts.

         (e)      "BOARD OF DIRECTORS" means the Board of Directors of the Bank.

         (f) "COMMON STOCK" means Common Stock of the Holding Company, par value $0.01 per share.

         (g) "COMMITTEE" means the committee designated by the Board of Directors to administer the Plan pursuant to Section 8.2 of the Plan.

         (h) "COMPENSATION" means cash remuneration otherwise payable to an Employee for services performed for the Bank or an Affiliate.

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         (i)      "EFFECTIVE DATE" means January 1, 1998.

         (j) "ELIGIBLE INDIVIDUAL" means any Employee of the Bank or an Affiliate who is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of the Employee Retirement Income Security Act of 1974, as amended, and who is designated by the Board of Directors, pursuant to Section 3.1 of the Plan, as eligible to participate in the Plan.

         (k) "EMPLOYEE" means any person employed by the Bank or an Affiliate.

         (l) "FAIR MARKET VALUE" means the market price of Common Stock, determined by the Committee as follows:

                  (1) If the Common Stock was traded on the date in question on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by The Nasdaq Stock Market;

                  (2) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions reported for such date; and

                  (3) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         (m)      "HOLDING COMPANY" means FIRSTFED AMERICA BANCORP, INC.

         (n) "INCENTIVE PLAN" means the FIRSTFED AMERICA BANCORP, INC. 1997 Stock-Based Incentive Plan.

         (o) "PARTICIPANT" means an Eligible Individual who elects, pursuant to Section 3.2 of the Plan, to defer the receipt of all or any portion of an Award and/or Compensation.

         (p) "PLAN" means this First Federal Savings Bank of America Incentive Award and Salary Deferral Plan.

         (q) "SAVINGS PLAN" means the First Federal Savings Bank of America Employees Savings & Profit Sharing Plan and Trust.

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                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

SECTION 3.1       ELIGIBILITY.

         (a) Any Eligible Employee designated by the Board of Directors and any member of the Board of Directors who is not an Employee who is eligible for an Award under the Incentive Plan and/or who has been granted an Award under the Incentive Plan shall be eligible to participate in this Plan with respect to the deferral of Awards under the Incentive Plan; and

         (b) Any Eligible Employee designated by the Board of Directors, including any member of the Board of Directors who is also an Employee, shall be eligible to participate in this Plan with respect to the deferral of his or her Compensation.

SECTION 3.2       ELECTION TO PARTICIPATE.

         (a) Prior to the beginning of any Applicable Period of Service, an Eligible Individual may elect to participate in this Plan by directing that all or part of any Award granted to him or her under the Incentive Plan, which such individual would otherwise receive in such Applicable Period of Service and/or subsequent Applicable Periods of Service, be credited to a deferral account established in his or her name on the books of the Bank or an Affiliate, as applicable. However, in no event shall the part of any Award credited during any calendar year be less than $1,000 (based on a valuation at the time the Award would otherwise be paid).

         (b) In addition to, or in lieu of electing to participate in the Plan pursuant to Section 3.2(a), prior to the beginning of any Applicable Period of Service, an Eligible Individual may elect to participate in the Plan by directing that all or part of his or her Compensation, which such Eligible Individual would otherwise receive in such Applicable Period of Service and/or subsequent Applicable Periods of Service, be credited to a deferral account established in his or her name on the books of the Bank or an Affiliate, as applicable. The Bank shall, with respect to such compensation, provide a matching contribution at the same rate matching contributions are credited under the Savings Plan.

         (c) Notwithstanding the general election timing requirement set forth in Paragraphs (a) and (b) of this Section 3.2, upon first becoming eligible to participate in the Plan, an Eligible Individual may make an election to defer all or part of any Award granted to him or her under the Incentive Plan or any Compensation yet to be paid, within thirty (30) days of first becoming eligible to participate. Employees designated by the Board as eligible to participate in this Plan as of the Effective Date may make an election to defer all or part of any Award granted to

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                  them under the Incentive Plan or any Compensation which such
                  Employees would receive during the Applicable Period of Service including the Effective Date, and yet to be paid, prior to or within thirty (30) days of the Effective Date.

         (d) Any election to participate in the Plan shall be in the form of a document acceptable to the Committee and executed by the Eligible Individual and filed with the Committee. An election related to Awards and/or Compensation otherwise payable currently in any Applicable Period of Service shall become irrevocable on the last day prior to the beginning of such Applicable Period of Service.

         (e) Unless otherwise specified in the election filed pursuant to Paragraph (d) of this Section 3.2, an election under this Plan shall continue with respect to all Awards granted and/or Compensation earned to a Participant and yet to be paid until such individual terminates or modifies such election by written notice acceptable to the Committee. Any such termination or modification shall become effective as of the end of the Applicable Period of Service in which such individual gives such notice with respect to all Awards and/or Compensation otherwise payable in any subsequent Applicable Period of Service. Notwithstanding, a termination shall become effective as soon as practicable upon the determination of an "unforeseeable emergency," as determined by the Committee in accordance with the definition of "unforeseeable emergency" in Paragraph (k) of Section 5.1 under the Plan.

         (f) A Participant who has filed a termination of election pursuant to Paragraph (e) of this Section 3.2 may thereafter again file an election to participate in the Plan with respect to Awards and/or Compensation otherwise payable in Applicable Periods of Service subsequent to the filing of such election.

                                   ARTICLE IV
                        MAINTENANCE OF DEFERRAL ACCOUNTS

SECTION 4.1       DEFERRAL ACCOUNTS.

         (a) The Committee shall credit to a deferred stock account established for the Participant a number of shares or share units equivalent in value to the number of deferred Stock Awards multiplied by the Fair Market Value of Common Stock. Deferred shares or share units shall be valued at the Fair Market Value on the date all restrictions on the Stock Award lapse or are waived. Subsequent to the lapsing of all such restrictions, the deferred shares or share units shall be valued at the Fair Market Value of Common Stock; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred stock award account valued on some other basis of measurement approved by the

                  Committee. Unless the Participant's deferred stock award account is valued using a basis of measurement other than Common Stock, deferred shares or share units shall accrue dividends at the rate paid upon the Common Stock credited in the form of additional deferred share units determined by dividing such amount by the Fair Market Value as of the date the dividend is declared.

         (b) In the event of any change in outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the number of deferred shares of the Common Stock then credited to Participants' deferral accounts. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

         (c) The Committee shall credit to a deferral account established for the Participant deferred amounts related to Compensation including applicable matching contributions, and such deferral account shall bear a rate of return commensurate with the rate of return earned on investment vehicles selected by the Participant under his her election pursuant to the Savings Plan from the date that such Compensation would otherwise have been paid; provided, however, that at the discretion of the Committee, the Participant may elect to have the value of his deferred compensation account valued on some other basis of measurement approved by the Committee.

                                    ARTICLE V
                                  DISTRIBUTIONS

SECTION 5.1       DISTRIBUTIONS.

         (a) At the time an Eligible Individual makes an election to participate in the Plan pursuant to Section 3.2 of the Plan, he or she shall also make an election with respect to the distribution (during his or her lifetime or in the event of his or her death) of the amounts credited to his or her deferral accounts.

         (b) As soon as practicable following each plan year end of the Savings Plan and not later than each January 31 of the next ensuing year, the Bank shall perform preliminary actual deferral percentage, actual contribution percentage and annual additions limitations testing to determine the maximum amount of elective deferrals and matching contributions that could be made for such plan year to the Savings Plan on behalf of each Participant. The lesser of the amounts determined in accordance with the immediately preceding sentence or the amount of compensation deferred by the Participant under this Plan, together with any related matching contributions, shall be distributed to the Participant as soon as practicable following the plan year end of the Savings Plan and in no event later than March 15 of the plan year following the plan year for which such determination is made, unless the Participant previously elects to have such

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                  amounts contributed to the Savings Plan. A Participant may make such an election with respect to his or her Compensation deferred pursuant to this Plan, prior to the last day of the prior Applicable Period of Service.

         (c) A Participant may make an election with respect to amounts credited to his or her deferral accounts to be distributed to the Participant during the Participant's lifetime, of amounts otherwise payable currently in any Applicable Period of Service, and such election shall become irrevocable on the last day prior to the beginning of such Applicable Period of Service; provided, however, that a Participant may elect to extend the period of deferral if the Participant makes such an election no later than 24 full calendar months prior to the date payments are otherwise to begin under the Plan.

         (d) A Participant may make an election with respect to amounts credited to his or her deferral accounts to be distributed in the event of the Participant's death, and such election, including the designation of a beneficiary or beneficiaries, may be changed by the individual at any time by filing the appropriate document with the Committee.

         (e) Amounts credited as deferred shares of Common Stock shall be distributed in the form of an equal number of shares of Common Stock or cash, at the discretion of the Committee. Fractional shares of Common Stock shall be distributed in cash. All other amounts credited to a Participant's accounts shall be distributed in cash.

         (f) A Participant may elect to receive the amounts credited to his or her deferral accounts in one payment or in some other number of approximately equal annual installments (not exceeding 10); provided, however, that the number of annual installments may not extend beyond the life expectancy of such Participant or beneficiary determined as of the date the first installment is paid. The Participant's election shall also specify that the first installment (or the single payment if the Participant or beneficiary has so elected) shall be paid either (i) on the first day of the calendar quarter next following the end of the month in which the Participant attains the age specified in such election, which age shall not be earlier than age 55 or later than age 70; (ii) on the first day of the calendar quarter next following the end of the month in which the Participant retires from the Bank or an Affiliate or otherwise terminates employment with the Bank or an Affiliate or, in the case of a director, ceases service as a director; provided, however, that the Board of Directors may, in its sole discretion, direct that the first installment (or the single payment) be paid on the first day of the first calendar quarter in the calendar year next following the year of retirement or other termination of service; or (iii) on the first day of the first calendar year in which the Participant retires from the Bank or an Affiliate or otherwise terminates employment with the Bank or an Affiliate or, in the case of a director, ceases service as a director.

         (g) A Participant who would otherwise begin to receive a distribution in accordance with Paragraph (f) of this Section
                  5.1 upon his or her retirement from the Bank or an Affiliate, as is appropriate, may, with the consent of the Bank or Affiliate, elect to continue to defer the amount in his or her deferral accounts to (i) the first day of the calendar quarter next following the end of the month in which the Participant attains the age specified in such election, which age shall not be earlier than age 55 or later than age 70; (ii) the first day of the calendar quarter next following the end of the month in which the Participant ceases service as a director; provided, however, that the Board of Directors may, in its sole discretion, direct that the first installment (or the single payment) be paid on the first day of the first calendar quarter in the calendar year next following the year of retirement or other termination of service; or (iii) the first day of the first calendar year in which the Participant ceases service as a director. At such time, the Participant or beneficiary(ies) shall receive payment in the form originally elected pursuant to Paragraph (a) of this Section 5.1. The Participant must make such an election no later than a date which is six (6) months from the his or her date of retirement.

         (h)      Notwithstanding an election pursuant to Paragraph (e) of this
                  Section 5.1, the entire amount then credited to a Participant's deferral accounts shall be paid immediately in a single payment if (a) the Participant is discharged for "cause" by the Bank or an Affiliate, or (b) the Committee determines that the Participant engaged in misconduct in connection with the Participant's employment with the Bank or an Affiliate. The determination of whether a Participant is discharged for "cause" or whether a Participant has engaged in misconduct in connection with his or her service with the Bank or an Affiliate shall be made by the Board of Directors of the Bank or an Affiliate, as appropriate, and such determination shall be binding on all concerned parties.

         (i) A Participant may elect that, in the event he or she should die before full payment of all amounts credited to his or her deferral accounts, the balance of the deferred amounts shall be distributed in one payment or in some other number of approximately equal annual installments (not exceeding [10]) to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to his or her estate. The first installment (or the single payment if the Participant has so elected) shall be paid on the first day of the calendar quarter next following the month of death; provided, however, that the Committee may, in its sole discretion, direct that the first installment (or the single payment) be paid on the first day of the first calendar quarter in the calendar year next following the year of death.

         (j) Installments subsequent to the first installment to a Participant, or to a beneficiary or to the Participant's estate, shall be paid on the first day of the applicable calendar quarter in each succeeding calendar year until the entire amount credited to the Participant's deferral accounts shall have been paid. Deferred amounts held pending distribution shall continue to be credited with interest or additional deferred shares of Common Stock, as applicable, determined in accordance with Sections 4.1(a), (b) and (c) of the Plan.

         (k) The Committee may, at its sole discretion, allow for the early payment of a Participant's deferred Stock Award account and/or deferred Compensation account in the event of an "unforeseeable emergency" or in the event of the death or Disability of the Participant. An "unforeseeable emergency" means an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to sufficiently address the financial hardship. Any distributions under this provision, shall be consistent with the Code and regulations.

         (l) The obligation to make a distribution of deferred amounts credited to a Participant's deferral accounts during any calendar year plus the additional amounts credited on such deferred amounts pursuant to Sections 4.1(a), (b) and (c) shall be borne by the Bank or Affiliate which otherwise would have paid the related Award or Compensation.

         (m) Notwithstanding anything herein to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount in a Participant's deferral accounts is includible in the gross income of the Participant and subject to tax, the Committee may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includible in the Participant's gross income.

         (n) The Committee may make any provision necessary for withholding from any payment to a Participant or beneficiary amounts required for federal, state, and local income or employment tax purposes.

                                   ARTICLE VI
                                CLAIMS PROCEDURE

SECTION 6.1       CLAIMS REVIEWER.

         For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless another person or organization unit is designated by the Committee as Claims Reviewer.

SECTION 6.2       CLAIMS PROCEDURE.

         (a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 6.2.

         (b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

         (c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

         (d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

         (e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VI.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

SECTION 7.1       AMENDMENT OF THE PLAN.

         The Bank may at any time amend the Plan, but such amendment shall not adversely affect the rights of any Participant or beneficiary, without his or her consent, to any benefit under the Plan to which such Participant or beneficiary may have previously become entitled prior to the effective date of such amendment. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

SECTION 7.2       TERMINATION OF THE PLAN.

         The Bank may at any time terminate the Plan, but such termination shall not adversely affect the rights of any Participant or beneficiary, without his or her consent, to any benefit under the Plan to which such Participant or beneficiary may have previously become entitled prior to the effective date of such termination. Any amounts credited to the deferral accounts of any Participant shall remain subject to the provisions of the Plan and distribution shall not be accelerated because of termination of the Plan. Upon termination of the Plan, distribution of amounts credited to the deferral accounts of Participants shall be made to Participants and their beneficiaries in accordance with Article V of the Plan.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

SECTION 8.1       UNFUNDED, UNSECURED PROMISE TO MAKE PAYMENTS IN THE FUTURE.

         The right of a Participant or any beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank or an Affiliate, and neither a Participant nor his or her designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Bank or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitute a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

SECTION 8.2       PLAN ADMINISTRATOR.

         (a) The Plan shall be administered by the Committee designated by the Board of Directors.

         (b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

SECTION 8.3       EXPENSES.

         Expenses of administration of the Plan shall be paid by the Bank or an Affiliate.

SECTION 8.4       STATEMENTS.

         The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

SECTION 8.5       RIGHTS OF PARTICIPANTS AND BENEFICIARIES.

         (a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

         (b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Bank or an Affiliate will be sufficient to pay any benefit hereunder.

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         (c)      The adoption and maintenance of this Plan shall not be
                  construed as creating any contract of employment or service between the Bank or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Bank or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

SECTION 8.6       INCOMPETENT INDIVIDUALS.

         The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate and the Plan for such Participant or beneficiary.

SECTION 8.7       SALE, MERGER, OR CONSOLIDATION OF THE BANK.

         The Plan may be continued after a sale of assets of the Bank, or a merger or consolidation of the Bank into or with another corporation or entity only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. Additionally, upon a merger, consolidation or other change in control any amounts credited to Participant's deferral accounts shall be placed in a grantor trust to the extent not already in such a trust. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Section
7.2 of the Plan. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Bank or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

SECTION 8.8       LOCATION OF PARTICIPANTS.

         Each Participant shall keep the Bank informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. The Bank shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

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SECTION 8.9       LIABILITY OF THE BANK.

         Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the Bank.

SECTION 8.10      GOVERNING LAW.

         All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the Commonwealth of Massachusetts.

Executed this 1st day of January, 1998.

/s/ Robert F. Stoico
-------------------------------------
President and Chief Executive Officer

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